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EXHIBIT 10.110

                 PSYCHIATRIC UNIT MANAGEMENT SERVICES AGREEMENT


        THIS PSYCHIATRIC UNIT MANAGEMENT SERVICES AGREEMENT ("Agreement") is made and entered into by and between CATHOLIC HEALTHCARE WEST SOUTHERN CALIFORNIA, a California nonprofit public corporation doing business as St. Francis Medical Center ("Medical Center"), and OPTIMUMCARE CORPORATION, a Delaware corporation ("Manager").

                                    RECITALS

        A. Medical Center operates a general acute care hospital in which is located a mental health unit which provides adult inpatient psychiatric services ("Inpatient Program").

        B. Manager is in the business of providing management and other services for the treatment of inpatient psychiatric patients in compliance with industry, regulatory, and governmental standards and requirements through its OPTIMUMCARE PSYCH UNIT PROGRAM.

        C. Medical Center and Manager desire to enter into this Agreement in order to set forth the terms and conditions upon which Manager will provide Inpatient Program management and other services to or for the benefit of Medical Center.

        NOW, THEREFORE, in consideration of the mutual covenants, conditions, and promises set forth herein, and for such other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Term and Termination.

        1.1 Term: Unless sooner terminated in accordance with the provisions of Sections 10 hereof, this agreement shall commence at 12:01 a.m. on September 15, 1998 and shall remain in full force and effect for a term of two (2) years, expiring at 11:59 p.m. on September 14, 2000.

        1.2 Termination: In addition to any other events causing termination under this Agreement, this Agreement may be terminated on the first to occur of any of the following:

                1.2.1 Either party, at any time during the term of this Agreement, may terminate this Agreement without cause upon ninety (90) days' prior written notice.

                1.2.2 Either party shall have the right to terminate this Agreement on thirty (30) days' prior written notice to the other party if the party to whom such notice is given is in breach of any material provision of this Agreement. The party claiming the right to terminate hereunder shall set forth, in the notice of intended termination required hereby, the facts


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underlying its claim that the other party is in breach of this Agreement.
Notwithstanding the foregoing, this Agreement shall not terminate in the event that the breaching party cures the breach within ten (10) days of the receipt of such notice, or if such breach is not reasonably capable of cure within such period, diligently prosecutes such cure to completion within the thirty (30) day notice period.

                1.2.3 In the event there are any changes effected in the California Medical Assistance Program ("Medi-Cal"), Title XVIII of the Federal Social Security Act ("Medicare"), and/or substantial changes under other public or private health and/or hospital care insurance programs or policies which may have a material effect on the operations of Medical Center, Medical Center may elect to renegotiate this Agreement upon written notice of Manager. Medical Center shall indicate the basis upon which it has determined that such a material impact on its operations may result. In any case where such notice is provided, both parties shall negotiate a revised agreement, which, to the extent reasonably practicable, under the circumstances, each party will adequately protect its interests and fulfill its objectives in light of the governmental program or private insurance policy changes which constituted the basis for the exercise of this provision. In the event the parties are unable to negotiate a revised agreement within said period, Medical Center may thereupon elect to terminate this Agreement upon thirty (30) days' prior written notice.

        1.3 Subject to the provisions of the sections above, Manager shall immediately cause the removal of any Inpatient Program Director, Medical Director or any physician or licensed professional providing professional services for the Inpatient Program under Manager's employment or contract, who is subject to or under disciplinary action by licensing or other authorities, or whose performance results in disciplinary action by the Medical Staff, and/or whose performance results in a final judgement awarding damages of $100,000 or more against the Medical Center and/or if any such physician(s) loses (or has suspended or modified or placed on probation) his or her Medical Staff membership and/or clinical privileges to practice psychiatry or his or her profession at the Medical Center. If Manager fails to immediately terminate any such professional, then Medical Center may immediately terminate this Agreement.

        1.4 If either party to this Agreement should be declared bankrupt or become insolvent or liquidate for any reason, the other party may transmit to the former party written notice of its intention to immediately terminate this Agreement, specifying with particularity the event justifying such notice; provided, that the delay or failure of a party so to transmit written notice shall not constitute a waiver by said party of any default hereunder or of any other or further default under this Agreement by the former party. If the event justifying such notice is the bankruptcy, insolvency or liquidation of the party receiving such notice, this Agreement shall terminate forthwith.

        1.5 This Agreement may be terminated by Medical Center immediately on written notice if:

                1.5.1 Medical Center gives written notice to Manager (specifying in reasonable detail the reasons and events giving rise to the delivery of such notice) that the


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Inpatient Program operated by manager has failed to meet licensing, payor certification, or JCAHO standards of patient care or requirements, or Medical Center's or its Medical Staff's standards, and Manager fails to remedy such deficiencies to Medical Center's absolute satisfaction within thirty (30) days of receipt of such notice.

                1.5.2 Manager initiates or undergoes, without Medical Center's prior written approval, (a) any sale or transfer of all or substantially all of its assets other than in the ordinary course of business; (b) any dissolution, merger or reorganization; or (c) any change, individually or through a series of transactions, in a 20% or greater ownership, voting or control interest in Manager or any change in Manager's management with responsibility over the Inpatient Program.

2.      Covenants of the Medical Center.

                Medical Center shall:

        2.1 Subject to availability and budgetary constraints, shall provide space that shall accommodate a minimum of forty (40) inpatient beds in a discrete contiguous wing of the Medical Center facility for Program inpatients ("Unit"). Medical Center shall also provide the services, facilities and support of other Medical Center departments, including without limitation, available diagnostic facilities, as Medical Center determines is reasonably necessary for Program patients and as ordered by said patients' attending physicians. Medical Center shall also provide office space for Manager's Program Director within the Unit as Medical Center reasonably determines is necessary for the operation of the Program, subject to space and budgetary constraints. Manager shall accept such space, facilities, etc. of Medical Center in "as is" condition, and title to such space, facilities, etc. shall remain at all times in Medical Center. Said Unit space shall be used solely for the operation of the Program and for no other purposes.

        2.2 Provide the Inpatient Program with qualified nursing personnel, at staffing levels sufficient to meet Inpatient Program needs as determined by Medical Center in its sole discretion, who are trained and experienced in psychiatric nursing and provide other non-physician personnel, such personnel collectively referred to herein as "Medical Center Personnel". Medical Center shall be responsible for employing or engaging such Medical Center Personnel and are solely liable to such personnel for payment of their wages, compensation and employee benefits. Said personnel shall comply with the Inpatient Program policies and procedures as developed by Medical Center.

        2.3 Assist Manager in maintaining accreditation of the Inpatient Program by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"), Accreditation Council for Psychiatric Facilities, and pay all related application fees, and assist Manager in the preparation of any and all information, data and materials required in connection with application or renewal for such accreditation. Medical Center shall also obtain, with Manager's full cooperation and assistance, any and all certifications or approvals from the Medicare and MediCal Programs and from any other governmental or private payment or reimbursement programs. Medical Center shall also obtain, with Manager's full assistance and cooperation, any consents


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or approvals to maintain the Program as an inpatient service under Medical
Center's general acute care hospital license. Manager shall be solely liable for any costs or expenses that it incurs in connection with providing assistance to, and cooperating with, Medical Center in obtaining the consents and approvals described in this Section 2.4.

        2.4 Acknowledges that the selection, continued employment and termination of employment and overall supervision and direction of Medical Center Personnel for the Inpatient Program shall be at the sole discretion of Medical Center's Administration. However, Medical Center agrees that it shall consult with Manager in the event Manager desires the removal from the Program of any Medical Center Personnel, provided that such request is made in writing specifying with particularity the cause for such request and such request shall not be made unreasonably.

        2.5 Provide: (1) maintenance of the patient care areas used for the Inpatient Program as Medical Center determines is necessary upon consultation with Manager; (2) dietary service for Program patients as is normally available to other Medical Center patients; (3) housekeeping services for patients and Manager's offices at the Medical Center as is normally available to other Medical Center patients; (4) telephone and utilities for patient areas and Manager's offices at the Medical Center as is normally available for Medical Center facilities; and (5) other services of Medical Center departments customarily provided in the ordinary course of business to Medical Center patients (e.g. record keeping); all of which as reasonably determined by Medical Center to be necessary for the efficient operation of the Program.

        2.6 Provide oversight and supervision for appropriate utilization review ("UR") and quality improvement ("QI") programs and procedures developed and implemented by Manager in cooperation with Medical Center for the Inpatient Program, and integrate such programs and procedures with Medical Center's other such programs and procedures.

        2.7 Review and, if acceptable, approve Manager's publicity and marketing plans and advertising, publicity and marketing materials for the Program, from time to time.

        2.8 Maintain its general and professional liability insurance, or self-insurance, coverage for Medical Center and Medical Center employees or agents.

3.      Covenants of Manager.

                Manager shall:

        3.1 Provide professional and general liability insurance coverage of at least Three Million Dollars ($3,000,000) per occurrence with an aggregate limitation of Five Million Dollars ($5,000,000) with respect to Manager and Manager's employees, agents, and contractors that Manager retains to provide services to the Program. If Manager provides a claims-made policy, Manager shall either maintain such insurance coverage in force following the termination of this Agreement, or provide evidence of adequate "tail" coverage, with such terms and conditions approved in advance by Medical Center. Manager shall also ensure that each physician


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providing professional services on behalf of the Inpatient Program maintains professional liability insurance in the minimum coverage amounts and subject to the terms specified herein. All insurance policies providing coverage as described above shall provide for at least thirty (30) days' prior written notice to Medical Center prior to any modification, amendment or cancellation of such coverage taking effect. Manager shall provide Medical Center with certificates evidencing the insurance coverage required above immediately upon the execution of this Agreement.

        3.2 Subject to Medical Center's approval, Manager shall develop, implement and supervise the Inpatient Program. The Inpatient Program shall include intensive, specialized inpatient services for the care and treatment of adult psychiatric patients. Manager shall, in general, develop clinical treatment programs that meet the clinical needs and community standards, and are in compliance with the licensure and accreditation requirements for governmental and regulatory agencies and payors. Manager shall provide ongoing management and support services for the Inpatient Program.

        3.3 Provide the following personnel for the Inpatient Program: (1) a Medical Director assigned exclusively full-time to the Program (who shall be a psychiatrist duly licensed in good standing by the State of California, shall be certified by the Board of Psychiatry, and shall be a member in good standing of the Medical Center's Medical Staff with clinical privileges in Psychiatry); (2) a Program Director to manage the Inpatient Program and who shall have day-to-day management responsibility for the Program and Program personnel, (3) clinical psychologist(s) in a number acceptable to Medical Center, one of whom shall be designated as chief therapist; (4) A Program Coordinator, with such licensure and background as shall be approved in advance by Medical Center; and (5) occupational/recreational therapist(s) in numbers sufficient to meet Inpatient Program needs, additional licensed counselors in numbers sufficient to meet Inpatient Program needs, and any other non-physician personnel required for the Inpatient Program who are not provided by Medical Center hereunder. Any and all non-Medical Center personnel employed or contracted for by Manager to render services in the Inpatient Program shall be subject to prior approval by Medical Center and, as applicable, its Medical Staff and shall be compatible with Medical Center's employment standards, and Medical Center shall be furnished a job description and resume of qualifications and work experience with respect to such personnel as well as any completed applications as may be required by Medical Center or its Medical Staff. Such personnel shall not be deemed employees or agents of Medical Center, and Manager shall have full responsibility for wages, vacation pay, sick leave, payroll and other employment taxes, pension and retirement plan contributions, worker's compensation and unemployment insurance, social security, or any other benefits, or other pay or compensation whatsoever (collectively, "employee benefits") for any of Manager's employees or contractors provided hereunder, or providing services under this Agreement, as defined below.

        3.4 Consult with the Medical Center for the development of clinical needs for the selection of Program nursing staff.

        3.5 Provide, at its sole cost and expense, qualified personnel of Manager to conduct on-site orientation programs, to enable Medical Center to train the Program nursing staff and selective nursing personnel from other units of the Medical Center to act as back-up for the


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Program nursing staff.

        3.6 Consult, manage and support the Inpatient Program treatment team's effort to provide quality psychiatric treatment working collaboratively with Medical Center's Medical Staff, and care management, UR and Discharge Planning personnel.

        3.7 Any employee or contractor of Manager who, Medical Center, in its sole discretion, determines is incompatible with the goals, bylaws, rules, regulations, policies or procedures of Medical Center and/or its Medical Staff shall be removed by Manager upon thirty (30) days' prior written notice. Medical Center shall have the right, in its sole discretion, to approve or disapprove in advance in writing any proposed replacement or substitute for any of Manager's personnel hereunder. Any employee or contractor of Manager shall be immediately removed if Medical Center, in its sole discretion, determines that the individual's presence is a threat to patient care or the Medical Center's operations. Professionals provided by Manager shall apply for and maintain in good standing appropriate membership as an allied health professional or physician (as applicable) on Medical Center's Medical Staff with appropriate clinical privileges, as required by the Medical Staff bylaws, rules and regulations and shall not cause any suspension, reduction or termination of such membership or privileges or be placed on probation by the Medical Staff.

        3.8 Submit monthly status reports for the Program to Medical Center's Administration in a form acceptable to Medical Center that will review Program operations during the previous month and outline planned activities for the coming month.

        3.9 Initiate a comprehensive public information, education, marketing and referral development program, which shall be reviewed and approved periodically in coordination with other Medical Center public relations and marketing plans. Within thirty (30) days following the commencement date hereof, Manager shall present Medical Center for its review and approval with a detailed publicity and marketing plan, and Manager shall implement such plan within no later than thirty (30) days following Medical Center's approval thereof. Such publicity and marketing activities shall be conducted at Manager's sole cost and expense, which costs and expenses may include, without limitation, development of patient handbooks or brochures; printing of articles, business cards, stationery, and the like; development of public service announcements, advertising campaigns, press releases and radio commercials; preparation of invitations and announcements for educational programs; preparation of referral letters; and hosting seminars and workshops. Medical Center shall have the right and must approve or disapprove in advance all marketing programs, which approval shall not be unreasonably withheld. Manager shall not be permitted to use Medical Center's or Medical Center's name, logo or likeness without Medical Center's prior written approval.

        3.10 Develop and implement operational policies and procedures for the Inpatient Program, including, without limitation, UR/QI procedures, in collaboration with Medical Center. Any and all Inpatient Program policies, procedures, programs and activities are subject to prior review and approval by Medical Center's administration and its Medical Staff.


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        3.11    Use its best efforts to assist Medical Center in working with governmental agencies, third-party payors and others to secure necessary licenses, permits, approvals, accreditation and certifications for the Program.

        3.12 Follow admission policies and procedures developed by Medical Center in respect to patients of Inpatient Program, as well as other authorizations for admission of patients to the Program and the provision of services to such patients on behalf of Medical Center as are required by governmental agencies or any other third-payor prior to the patient's admission. Utilize its best efforts to obtain additional Treatment Authorization Record's ("TAR's") and approvals for continued hospitalization and/or services as necessary to promote timely payment.

        3.13 Obtain and maintain worker's compensation insurance for its employees and agents as required by California law. If permitted, Medical Center shall be added as an additional insured on such policy.

        3.14 Commit no act or omission which adversely affects Medical Center's licensure reimbursement or certification or accreditation in connection with the management and operation of the Inpatient Program.

        3.15 Cause patients to be admitted to the Inpatient Program (including but not limited to Medicare and Medi-Cal patients) only if the admission is ordered by a physician who is a member in good standing of the Medical Center Medical Staff with admitting privileges, and strictly in compliance with Medical Center's admission policies and procedures (as described above).

4.      Representation and Warranties of Manager.

                Manager hereby represents and warrants to Medical Center as follows, which representations and warranties shall be true, accurate and complete on the date of this Agreement (as defined herein) and at all other times during the term hereof:

        4.1 Manager is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with the power and authority to carry on the business in which it is engaged and to perform its obligations under this Agreement.

        4.2 The execution of this Agreement and the performance of the obligations of the Manager hereunder will not result in any breach of any of the terms, conditions or provisions of any agreement or other instrument to which the Manager is a party or by which it may be bound or affected, or contravene any governmental license, franchise, permit or other authorization possessed by either party, nor will such execution and performance violate any federal, state or local law, rule or regulation. This Agreement is a legal and binding obligation of Manager, and all corporate actions and approvals have been taken and obtained in order for Manager to enter into this Agreement. No approval, authorization or other action by, or filing with, any governmental authority or any other third party is required in connection with either party performing its duties and obligations hereunder.


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        4.3     There is no litigation, administrative proceedings or
investigation pending or threatened against Manager (nor is it subject to any judgement, order, decree or regulations of any court or other governmental administrative agency) pending or affect Manager which would materially adversely affect the performance of Manager's obligations hereunder. Without limiting the foregoing, Manager represents and warrants that it has strictly complied, is currently in compliance and shall strictly comply with any and all statutes, rules, regulations, decisions and guidelines applicable to the operation, management, reimbursement and/or payment of services provided by inpatient psychiatry programs which Manager is, has or shall be operating and/or managing, under the Medicare and Medi-Cal Programs and any other public or private third party reimbursement or payment program, and that Manager is not, has not been and shall not be under investigation, audit or challenge by any federal or state agency or authority in connection with any of its operations, policies or procedures.

        4.4 Any and all personnel and professionals provided by Manager to the Inpatient Program shall be duly licensed and qualified, as applicable, and shall fulfill each of their terms, duties, obligations covenants, representations, warranties, responsibilities and indemnities applicable to them hereunder at all times while performing services for the Program.

5.      Compensation.

        5.1 Compensation payable to Manager by Medical Center shall be on a fixed fee basis and shall be the sum of Seventy Five Thousand Dollars ($75,000) per month for each month of service provided hereunder. On or before the fifth
(5th) day of each calendar month Manager will forward to Medical Center an invoice from the previous month for the fees due and payable by Medical Center under this Section 5. Medical Center shall have ten (10) days following receipt of any such invoice to dispute Manager's days of service or claim for reimbursement in writing, which shall set forth the reasons for such dispute. If Medical Center does not dispute an invoice, the payment of the Management Fee is expressly conditioned upon Manager: (1) preparing and submitting to Medical Center on a periodic basis, as determined by Medical Center, complete and accurate time records on such forms specified by Medical Center, and complying with all requirements and supplying all documents necessary to otherwise substantiate claims by Medical Center to third party payors for services of Manager, Medical Director, Inpatient Program Director and Manager's other personnel; and (2) otherwise at all times being in compliance with the terms and conditions of this Agreement. Except as otherwise provided herein, a failure by Medical Center to pay the submitted invoice by the thirtieth (30th) day following receipt of the invoice shall be a material breach of this Agreement by Medical Center, which shall give Manager the right to terminate this Agreement for cause, unless such failure is due to Manager's default under this or any other provision of this Agreement. Any such termination of this Agreement by Manager shall not affect Medical Center's obligation to pay undisputed amounts due Manager under this Agreement, less any applicable credits, withholds or deductions. Should this Agreement terminate for any reason as provided for under this Agreement prior to the end of a calendar month, Manager shall be paid a pro-rata amount for services rendered prior to the termination as payment in full for services provided under this Agreement.

        5.2 Medical Center or its duly authorized agents shall have the exclusive and


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sole right to bill and collect all charges for services rendered by Manager to patients in the Inpatient Program. All amounts collected by Medical Center or its duly authorized agents pursuant to such invoices shall belong to Medical Center, and Manager shall have no right or interest in the same; provided however, this in no way restricts the Medical Director or other members of the Medical Center Medical Staff from billing and collecting fees for professional services rendered to patients in the Inpatient Program.

        5.3 Both parties agree to evaluate the impact which HMO, Managed Care, PPO, and other group business opportunities may have on Inpatient Program operations, and to work collaboratively in the strategic planning and marketing processes.

        5.4 If Medical Center is denied reimbursement for ten percent (10%) or more of the patient days billed under the Inpatient Program, compensation payable to Manager under Section 5.1 shall be decreased at the rate of Two Hundred and Fifty Dollars ($250.) per day denied in excess of that ten percent (10%). A denied day is defined as reimbursement that is denied by any third party payor, including MediCal, which denial has been appealed through the appropriate appeals process in accordance with Medical Center's regular billing and collection standards and practices.

                5.4.1 The percentage of denied days shall be determined as follows:

                        5.4.1.1 The number of patient days billed under the Inpatient Program shall be identified for each six (6) month period of services ("billing period") provided hereunder. At the end of that billing period, the percentage of denied days for that billing period shall equal the sum of the number of denied days for that billing period divided by the total number of patient days billed.

6.      Confidential Information.

        6.1 For purposes of this Agreement, the term "Confidential Information" shall include the following: (1) all documents and other materials including but not limited to the Proposal, memoranda, manuals, handbooks, pamphlets, production books and audio or visual recordings, which contain written information relating to the Inpatient Program (excluding written materials distributed to patients in the Inpatient Program or as promotion for the Inpatient Program), (2) all methods, techniques and procedures utilized in providing psychiatric treatment services to patients in the Inpatient Program at the Medical Center not readily available through sources in the public domain; and (3) all trademarks, trade names and service marks of Manager.

        6.2 Medical Center agrees and acknowledges that Confidential Information is disclosed to it in confidence with the understanding that it constitutes valuable business information developed by Manager at great expenditure of time, effort and money. Medical Center agrees it shall not, without the express prior written consent of Manager, use Confidential Information for any purpose other than the performance of this Agreement. Medical Center further agrees to keep strictly confidential and hold in trust all Confidential Information and not disclose or reveal such information to any third party without the express prior written consent of


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Manager. It is expressly understood that Medical Center will continue to disclose patient information to insurers and governmental agencies as mandated.

        6.3 Medical Center acknowledges that the disclosure of Confidential Information to it by Manager is done in reliance upon the Medical Center's representation and covenants in this Agreement. Upon termination of this Agreement by either party for any reason whatsoever, Medical Center shall forthwith return all material constituting or containing Confidential Information and Medical Center will not thereafter use, appropriate, or reproduce such information or disclose such information to any third party, except as mandated by law.

        6.4 Non-Disclosure. Manager acknowledges that during the term of this Agreement she may be given access to certain proprietary information and trade secrets of Medical Center ("Trade Secrets"). The Trade Secrets will include information relative to Medical Center and may also include information encompassed in business plans, proposals, marketing and development plans, financial information, costs and other concepts, ideas or know-how related to the business or developments of CHWSC which have not been publicly released by Medical Center or its duly authorized representatives. Manager shall preserve and maintain as confidential all Trade Secrets that have been or may be obtained by her in the courses of her performance of services under this Agreement. Manager also shall not, without the prior written consent of Medical Center, use for her own benefit or purposes, or disclosure to others, either during the term of this Agreement hereunder or thereafter, any Trade Secret. All Trade Secrets shall constitute "trade secrets" under the Uniform Trade Secrets Act contained in California Civil Code Sections 3426 et seq., and Medical Center shall be entitled to all protection and be afforded all remedies available under such Act.

7.      Recruitment of Employees and Independent Contractors.

        7.1 Medical Center acknowledges that Manager has and will continue to expend substantial time, effort, and money training its employees and independent contractors in the operation of the Program. The employees and independent contractors of manager who will operate the program at the Medical Center will have access to and possess Confidential Information of Manager. Medical Center acknowledges that to employ or contract with former employees or independent contractors of Manager would likely result in the use of Manager's Confidential Information in violation of Section 6 hereof. Medical Center, therefore, agrees that during the term of this Agreement and for one (1) year thereafter, it will not, and it will cause Medical Center, not to employ, solicit the employment of, or in any way retain the services of any employee, former employee, or independent contractor of Manager if such individual has been employed or retained by Manager and has provided services under this Agreement as Medical Center at any time during the immediate preceding one (1) year unless Manager gives Medical Center prior written consent thereto.

        7.2 Manager agrees that during the same respective period of time, it will not employ or solicit the employment of or in any way retain the services of any employee, former employee, or contracted personnel or former agent of Medical Center without Medical Center's prior written consent thereto.


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8.      Service Mark License.

                Medical Center acknowledges that "OptimumCare" and "OptimumCare Unit" are registered service marks belonging exclusively to OptimumCare, and that during the term of this Agreement only, Medical Center is licensed to utilize these service marks in the marketing of professional services for the treatment of adult psychiatric patients in the Program. Medical Center's use of these service marks shall inure to the benefit of OptimumCare, and shall not give Medical Center any right or title therein, and any common law service marks rights acquired as a consequence of Medical Center's use thereof are hereby assigned exclusively to OptimumCare. At the termination of this Agreement, Medical Center shall immediately terminate the use of these service marks unless a separate written service mark license agreement, specifically authorizing continued use of such service marks, is entered into by the parties hereto at that time. Medical Center will not cause any documents to be printed bearing such service marks without an accompanying mark indicating that such service marks are registered service marks. Manager likewise agrees that all publication and information pieces developed or utilized for any purpose involving the Medical Center must first have specific authorization of the Medical Center.

9.      Compliance with Regulations.

                Manager will conduct its activities and operations in strict compliance with all rules and regulations of the Medical Center, its medical staff and applicable state and other government authorities and agencies. Manager's employees and representatives shall comply with and observe such rules and regulations.

10.     Jeopardy.

                Notwithstanding anything to the contrary hereinabove contained, in the event the performance by either party hereto of any term, covenant, condition or provision of this Agreement should jeopardize the licensure of Medical Center, its participation in, or its certification or reimbursement from, Medicare, Medi-Cal, Blue Cross or any other reimbursement or payment program, or its full accreditation by JCAHO or any other state or nationally recognized accreditation, organization, or if for any reason said performance should be in violation or be deemed unethical by any recognized body, agency or association in the Medical or hospital fields, Medical Center may at its option terminate this Agreement forthwith.

11.     Miscellaneous.

                Compulsory Arbitration: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association, and judgement on the award rendered may be entered in any court having jurisdiction. However, this shall not apply with respect to any claim for indemnity for bodily injury or death.


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12.     Attorney Fees.

                If any legal action (including arbitration) is necessary to enforce the term of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs awarded against the other party in addition to any other relief to which that party may be entitled.

13.     Governing Law.

                The validity of this Agreement, the interpretation of the rights and duties of the parties hereunder and the construction of the terms hereof shall be governed in accordance with the internal laws of the State of California.

14.     Federal Government Access.

                Until the expiration of four (4) years after the furnishing of services pursuant to this Agreement, Manger shall make available, upon request to the Secretary of Health and Human Services, or upon request to the Controller General, or any of their duly authorized representatives, this Agreement, books, documents and records of manager that are necessary to certify the nature and extent of the cost claimed to Medicare with respect to the services provided under this Agreement.

15.     Notice.

                All notices hereunder shall be in writing, delivered personally or by Certified or Registered postal mails, postage prepaid, return receipt requested, and shall be deemed given when delivered personally or when deposited in the United States mail, addressed as below with proper postage affixed, but each may change his address by written notice in accordance with this Paragraph.

Medical Center's Address:       St. Francis Medical Center
                                3630 East Imperial Highway
                                Lynwood, CA 90262
                                Attention:  Administrator

Copy to:                        CHW Southern California
                                790 E. Colorado Blvd., Suite 600
                                Pasadena, CA 91101
                                Attention:  Corporate Counsel

Manager's Address:              OptimumCare Corporation
                                428 Culver Blvd.
                                Playa Del Rey, CA 90293

16.     Severability.

                If for any reason any clause or provision of this Agreement, or the application of any such clause or provision in a particular context or to a particular situation, circumstance or person, should be held unenforceable, invalid or in violation of law by any court or other tribunal, then the application of such clause or provision in contexts or to situations, circumstances or persons other than that in or to which it is held unenforceable, invalid or in violation of law shall not be affected thereby, and the remaining clauses and provisions hereof shall nevertheless remain in full force and effect.

17.     Captions.

                Any captions to or headings of the Articles, Paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties, and shall not be interpreted to affect the validity of this Agreement or to limit or affect any rights, obligations, or responsibilities of the parties arising hereunder.

18.     Counterparts.

                This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

19.     Entire Agreement; Amendment.

                This Agreement constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior written and oral agreements concerning the subject matter contained herein. Unless otherwise provided herein, this Agreement may be modified, amended or waived only by a written instrument executed by all of the parties hereto.

20.     Force Majeure.

                Neither party shall be liable nor deemed to breach this Agreement for any delay or failure in performance or other interruption of service resulting, directly or indirectly, from Acts of God, civil or military authority, acts of the public enemy, riots or civil disobedience, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, machinery or supplies, vandalism, strikes or other work interruptions by the employees of any party, or any other cause beyond the reasonable control of the party affected thereby. However, each party shall utilize its best good faith efforts to perform under this Agreement in the event of any such occurrence or circumstance.

21.     Gender and Number.

                Whenever the context hereof requires, the gender of all terms shall include the masculine, feminine, and neuter, and the number shall include the singular and plural.

22.     Ambiguities.

                The general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any provision of this Agreement is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to such ambiguous provision.

23.     Waiver.

                No failure or delay by a party to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement, or to exercise any right, power or remedy hereunder or under law or consequent upon a breach hereof or thereof shall constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy or of any such breach or preclude such party from exercising any such right, power or remedy at any later time or times.

24.     Indemnification.

                Manager and Medical Center shall each indemnify, defend and hold the other harmless against all claims and liabilities (including reasonable attorney's fees and costs of suit) that may arise as a result of the negligent, intentional or wrongful acts or omissions of the indemnifying party.

25.     Independent Contractors.

        25.1 In the performance of Manager's duties and obligations arising under this Agreement, Manager is at all times acting and performing as an independent contractor. Nothing in this Agreement is intended nor shall be construed to create between Manager and Medical Center, with respect to their relationship under this Agreement, either an employer/employee, joint venture, partnership, or landlord/tenant (lease) relationship. In the event that a determination is made for any reason that an independent contractor relationship does not exist between Manager and Medical Center, Medical Center may terminate this Agreement immediately upon written notice to Manager.

        25.2 Manager shall reimburse Medical Center for the employee portion of all employee-related taxes, charges or levies which may be collected from Medical Center in the event that Manager is determined to be an employee of Medical Center and not an independent contractor.

                              SIGNATURE PAGE TO THE

                 PSYCHIATRIC UNIT MANAGEMENT SERVICES AGREEMENT


        IN WITNESS WHEREOF, this Agreement has been executed on _________, 1998, at LYNWOOD, California.


Manager                                Medical Center

OPTIMUMCARE CORPORATION                CHW SOUTHERN CALIFORNIA
                                       doing business as
                                       ST. FRANCIS MEDICAL CENTER



By: /s/ EDWARD A. JOHNSON              By:
    -------------------------------        ----------------------------------
      Edward A. Johnson                      Print name and title
      Chairman of the Board



By: /s/  MULU G. MICHAEL
    -------------------------------
      Mulu G. Michael
      President & Chief Operating
      Officer

                               SUPPORT ACTIVITIES


OptimumCare Corporation Responsibilities:

Patient Handbooks

Brochure

Reprints of Selected Articles

Printing of Business Cards for OptimumCare Program Team

Printing of Personalized OptimumCare Program Stationery, is desired

Public Service Announcement Campaign - Including Materials Prepared
                  for Television/Radio/Print

Public Relations Campaigns

Typing of Press Releases

Typing of Radio and Television Spots of Medical Center Stationery,
                  Addressing and Mailing of Invitations, Announcements and General Program Correspondence

Marketing Expertise

Medical Center Responsibilities:

Typing of Public Relations and Referral Letters

Providing Telephone System for the OptimumCare Program

            OUTPATIENT PSYCHIATRIC UNIT MANAGEMENT SERVICES AGREEMENT

        THIS OUTPATIENT PSYCHIATRIC UNIT MANAGEMENT SERVICES AGREEMENT ("Agreement") is made and entered into by and between CATHOLIC HEALTHCARE WEST SOUTHERN CALIFORNIA, a California nonprofit public corporation doing business as St. Francis Medical Center ("Medical Center"), and OPTIMUMCARE CORPORATION, a Delaware corporation ("Manager").

                                    RECITALS

        A. Medical Center operates a general acute care hospital in which is located a mental health unit which provides an adult partial hospitalization program for outpatient psychiatric services ("Outpatient Program").

        B. Manager is in the business of providing management and other services for the treatment of inpatient psychiatric patients in compliance with industry, regulatory, and governmental standards and requirements through its OPTIMUMCARE PSYCH UNIT PROGRAM.

        C. Medical Center and Manager desire to enter into this Agreement in order to set forth the terms and conditions upon which Manager will provide Outpatient Program management and other services to or for the benefit of Medical Center.

        NOW, THEREFORE, in consideration of the mutual covenants, conditions, and promises set forth herein, and for such other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.      Term and Termination.

        1.1 Term: Unless sooner terminated in accordance with the provisions of Sections 10 hereof, this agreement shall commence at 12:01 a.m. on September 15, 1998 and shall remain in full force and effect for a term of two (2) years, expiring at 11:59 p.m. on September 14, 2000.

        1.2 Termination: In addition to any other events causing termination under this Agreement, this Agreement may be terminated on the first to occur of any of the following:

                1.2.1 Either party, at any time during the term of this Agreement, may terminate this Agreement without cause upon ninety (90) days' prior written notice.

                1.2.2 Either party shall have the right to terminate this Agreement on thirty (30) days' prior written notice to the other party if the party to whom such notice is given is in breach of any material provision of this Agreement. The party claiming the right to terminate hereunder shall set forth, in the notice of intended termination required hereby, the facts underlying its claim that the other party is in breach of this Agreement. Notwithstanding the foregoing, this Agreement shall not terminate in the event that the breaching party cures the breach within ten (10) days of the receipt of such notice, or if such breach is not reasonably capable of cure within such period, diligently prosecutes such cure to completion within the thirty (30) day notice period.

                1.2.3 In the event there are any changes effected in the California Medical Assistance Program ("Medi-Cal"), Title XVIII of the Federal Social Security Act ("Medicare"), and/or substantial changes under other public or private health and/or hospital care insurance programs or policies which may have a material effect on the operations of Medical Center, Medical Center may elect to renegotiate this Agreement upon written notice of Manager. Medical Center shall indicate the basis upon which it has determined that such a material impact on its operations may result. In any case where such notice is provided, both parties shall negotiate a revised agreement, which, to the extent reasonably practicable, under the circumstances, each party will adequately protect its interests and fulfill its objectives in light of the governmental program or private insurance policy changes which constituted the basis for the exercise of this provision. In the event the parties are unable to negotiate a revised agreement within said period, Medical Center may thereupon elect to terminate this Agreement upon thirty (30) days' prior written notice.

        1.3 Subject to the provisions of the sections above, Manager shall immediately cause the removal of any Outpatient Program Director, Medical Director or any physician or licensed professional providing professional services for the Outpatient Program under Manager's employment or contract, who is subject to or under disciplinary action by licensing or other authorities, or whose performance results in disciplinary action by the Medical Staff, and/or whose performance results in a final judgement awarding damages of $100,000 or more against the Medical Center and/or if any such physician(s) loses (or has suspended or modified or placed on probation) his or her Medical Staff membership and/or clinical privileges to practice psychiatry or his or her profession at the Medical Center. If Manager fails to immediately terminate any such professional, then Medical Center may immediately terminate this Agreement.

        1.4 If either party to this Agreement should be declared bankrupt or become insolvent or liquidate for any reason, the other party may transmit to the former party written notice of its intention to immediately terminate this Agreement, specifying with particularity the event justifying such notice; provided, that the delay or failure of a party so to transmit written notice shall not constitute a waiver by said party of any default hereunder or of any other or further default under this Agreement by the former party. If the event justifying such notice is the bankruptcy, insolvency or liquidation of the party receiving such notice, this Agreement shall terminate forthwith.

        1.5 This Agreement may be terminated by Medical Center immediately on written notice if:

                1.5.1 Medical Center gives written notice to Manager (specifying in reasonable detail the reasons and events giving rise to the delivery of such notice) that the

Outpatient Program operated by Manager has failed to meet licensing, payor certification, or JCAHO standards of patient care or requirements, or Medical Center's or its Medical Staff's standards, and Manager fails to remedy such deficiencies to Medical Center's absolute satisfaction within thirty (30) days of receipt of such notice.

                1.5.2 Manager initiates or undergoes, without Medical Center's prior written approval, (a) any sale or transfer of all or substantially all of its assets other than in the ordinary course of business; (b) any dissolution, merger or reorganization; or (c) any change, individually or through a series of transactions, in a 20% or greater ownership, voting or control interest in Manager or any change in Manager's management with responsibility over the Outpatient Program.

2.      Covenants of the Medical Center.

                Medical Center shall:

        2.1 Subject to availability and budgetary constraints, furnish space in Medical Center's outpatient department to the Outpatient program so as to enable the participation of at least forty (40) outpatients per day, as determined by Medical Center to be reasonably necessary for said program. Medical Center shall also provide the services, facilities and support of other Medical Center departments, including without limitation, available diagnostic facilities, as Medical Center determines is reasonably necessary for Program patients and as ordered by said patients' attending physicians. Medical Center shall also provide office space for Manager's Program Director within the Unit as Medical Center reasonably determines is necessary for the operation of the Program, subject to space and budgetary constraints. Manager shall accept such space, facilities, etc. of Medical Center in "as is" condition, and title to such space, facilities, etc. shall remain at all times in Medical Center. Said Unit space shall be used solely for the operation of the Program and for no other purposes.

        2.2 Provide the Outpatient Program with qualified nursing personnel, at staffing levels sufficient to meet Outpatient Program needs as determined by Medical Center in its sole discretion, who are trained and experienced in psychiatric nursing and provide other non-physician personnel, such personnel collectively referred to herein as "Medical Center Personnel". Medical Center shall be responsible for employing or engaging such Medical Center Personnel and are solely liable to such personnel for payment of their wages, compensation and employee benefits. Said personnel shall comply with the Outpatient Program policies and procedures as developed by Medical Center.

        2.3 Assist Manager in maintaining accreditation of the Outpatient Program by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"), Accreditation Council for Psychiatric Facilities, and pay all related application fees, and assist Manager in the preparation of any and all information, data and materials required in connection with application or renewal for such accreditation. Medical Center shall also obtain, with Manager's full cooperation and assistance, any and all certifications or approvals from the Medicare and MediCal Programs and from any other governmental or private payment or reimbursement programs.

Medical Center shall also obtain, with Manager's full assistance and cooperation, any consents or approvals to maintain the Program as an Outpatient service under Medical Center's general acute care hospital license. Manager shall be solely liable for any costs or expenses that it incurs in connection with providing assistance to, and cooperating with, Medical Center in obtaining the consents and approvals described in this Section 2.3.

        2.4 Acknowledges that the selection, continued employment and termination of employment and overall supervision and direction of Medical Center Personnel for the Outpatient Program shall be at the sole discretion of Medical Center's Administration. However, Medical Center agrees that it shall consult with Manager in the event Manager desires the removal from the Program of any Medical Center Personnel, provided that such request is made in writing specifying with particularity the cause for such request and such request shall not be made unreasonably.

        2.5 Provide: (1) maintenance of the patient care areas used for the Outpatient Program as Medical Center determines is necessary upon consultation with Manager; (2) dietary service for Program patients as is normally available to other Medical Center patients; (3) housekeeping services for patients and Manager's offices at the Medical Center as is normally available to other Medical Center patients; (4) telephone and utilities for patient areas and Manager's offices at the Medical Center as is normally available for Medical Center facilities; and (5) other services of Medical Center departments customarily provided in the ordinary course of business to Medical Center patients (e.g. record keeping); all of which as reasonably determined by Medical Center to be necessary for the efficient operation of the Program.

        2.6 Provide oversight and supervision for appropriate utilization review ("UR") and quality improvement ("QI") programs and procedures developed and implemented by Manager in cooperation with Medical Center for the Outpatient Program, and integrate such programs and procedures with Medical Center's other such programs and procedures.

        2.7 Review and, if acceptable, approve Manager's publicity and marketing plans and advertising, publicity and marketing materials for the Program, from time to time.

        2.8 Maintain its general and professional liability insurance, or self-insurance, coverage for Medical Center and Medical Center employees or agents.

3.      Covenants of Manager.

                Manager shall:

        3.1 Provide professional and general liability insurance coverage of at least Three Million Dollars ($3,000,000) per occurrence with an aggregate limitation of Five Million Dollars ($5,000,000) with respect to Manager and Manager's employees, agents, and contractors that Manager retains to provide services to the Program. If Manager provides a claims-made policy, Manager shall either maintain such insurance coverage in force following the termination of this Agreement, or provide evidence of adequate "tail" coverage, with such terms and conditions approved in advance by Medical Center. Manager shall also ensure that each physician providing professional services on behalf of the Outpatient Program maintains professional liability insurance in the minimum coverage amounts and subject to the terms specified herein. All insurance policies providing coverage as described above shall provide for at least thirty (30) days' prior written notice to Medical Center prior to any modification, amendment or cancellation of such coverage taking effect. Manager shall provide Medical Center with certificates evidencing the insurance coverage required above immediately upon the execution of this Agreement.

        3.2 Subject to Medical Center's approval, Manager shall develop, implement and supervise the Outpatient Program. The Outpatient Program shall include intensive, specialized Outpatient services for the care and treatment of adult psychiatric patients. Manager shall, in general, develop clinical treatment programs that meet the clinical needs and community standards, and are in compliance with the licensure and accreditation requirements for governmental and regulatory agencies and payors. Manager shall provide ongoing management and support services for the Outpatient Program.

        3.3 Provide the following personnel for the Outpatient Program: (1) a Medical Director assigned exclusively full-time to the Outpatient Program (who shall be a psychiatrist duly licensed in good standing by the State of California, shall be certified by the Board of Psychiatry, and shall be a member in good standing of the Medical Center's Medical Staff with clinical privileges in Psychiatry); (2) an Outpatient Program Director assigned exclusively full-tine to manage the Outpatient Program and who shall have day-to-day management responsibility for the Outpatient Program and Outpatient Program personnel, (3) clinical psychologist(s) in a number acceptable to Medical Center, one of whom shall be designated as chief therapist; (4) A Partial Hospitalization Program Coordinator, with such licensure and background as shall be approved in advance by Medical Center; and (5) occupational/recreational therapist(s) in numbers sufficient to meet Outpatient Program needs, additional licensed counselors in numbers sufficient to meet Outpatient Program needs, and any other non-physician personnel required for the Outpatient Program who are not provided by Medical Center hereunder. Any and all non-Medical Center personnel employed or contracted for by Manager to render services in the Outpatient Program shall be subject to prior approval by Medical Center and, as applicable, its Medical Staff and shall be compatible with Medical Center's employment standards, and Medical Center shall be furnished a job description and resume of qualifications and work experience with respect to such personnel as well as any completed applications as may be required by Medical Center or its Medical Staff. Such personnel shall not be deemed employees or agents of Medical Center, and Manager shall have full responsibility for wages, vacation pay, sick leave, payroll and other employment taxes, pension and retirement plan contributions, worker's compensation and unemployment insurance, social security, or any other benefits, or other pay or compensation whatsoever (collectively, "employee benefits") for any of Manager's employees or contractors provided hereunder, or providing services under this Agreement, as defined below.

        3.4 Consult with the Medical Center for the development of clinical needs for the selection of Program nursing staff.

        3.5 Provide, at its sole cost and expense, qualified personnel of Manager to conduct on-site orientation programs, to enable Medical Center to train the Program nursing staff and selective nursing personnel from other units of the Medical Center to act as back-up for the Program nursing staff.

        3.6 Consult, manage and support the Outpatient Program treatment team's effort to provide quality psychiatric treatment working collaboratively with Medical Center's Medical Staff, and care management, UR and Discharge Planning personnel.

        3.7 Any employee or contractor of Manager who, Medical Center, in its sole discretion, determines is incompatible with the goals, bylaws, rules, regulations, policies or procedures of Medical Center and/or its Medical Staff shall be removed by Manager upon thirty (30) days' prior written notice. Medical Center shall have the right, in its sole discretion, to approve or disapprove in advance in writing any proposed replacement or substitute for any of Manager's personnel hereunder. Any employee or contractor of Manager shall be immediately removed if Medical Center, in its sole discretion, determines that the individual's presence is a threat to patient care or the Medical Center's operations. Professionals provided by Manager shall apply for and maintain in good standing appropriate membership as an allied health professional or physician (as applicable) on Medical Center's Medical Staff with appropriate clinical privileges, as required by the Medical Staff bylaws, rules and regulations and shall not cause any suspension, reduction or termination of such membership or privileges or be placed on probation by the Medical Staff.

        3.8 Submit monthly status reports for the Outpatient Program to Medical Center's Administration in a form acceptable to Medical Center that will review Outpatient Program operations during the previous month and outline planned activities for the coming month.

        3.9 Initiate a comprehensive public information, education, marketing and referral development program, which shall be reviewed and approved periodically in coordination with other Medical Center public relations and marketing plans. Within thirty (30) days following the commencement date hereof, Manager shall present Medical Center for its review and approval with a detailed publicity and marketing plan, and Manager shall implement such plan within no later than thirty (30) days following Medical Center's approval thereof. Such publicity and marketing activities shall be conducted at Manager's sole cost and expense, which costs and expenses may include, without limitation, development of patient handbooks or brochures; printing of articles, business cards, stationery, and the like; development of public service announcements, advertising campaigns, press releases and radio commercials; preparation of invitations and announcements for educational programs; preparation of referral letters; and hosting seminars and workshops. Medical Center shall have the right and must approve or disapprove in advance all marketing programs, which approval shall not be unreasonably withheld. Manager shall not be permitted to use Medical Center's or Medical Center's name, logo or likeness without Medical Center's prior written approval.

        3.10 Develop and implement operational policies and procedures for the Outpatient Program, including, without limitation, UR/QI procedures, in collaboration with

Medical Center. Any and all Outpatient Program policies, procedures, programs and activities are subject to prior review and approval by Medical Center's administration and its Medical Staff.

        3.11 Use its best efforts to assist Medical Center in working with governmental agencies, third-party payors and others to secure necessary licenses, permits, approvals, accreditation and certifications for the Program.

        3.12 Follow admission policies and procedures developed by Medical Center in respect to patients of Outpatient Program, as well as other authorizations for admission of patients to the Program and the provision of services to such patients on behalf of Medical Center as are required by governmental agencies or any other third-payor prior to the patient's admission. Utilize its best efforts to obtain additional Treatment Authorization Record's ("TAR's") and approvals for continued participation in the Outpatient Program and/or services as necessary to promote timely payment.

        3.13 Obtain and maintain worker's compensation insurance for its employees and agents as required by California law. If permitted, Medical Center shall be added as an additional insured on such policy.

        3.14 Commit no act or omission which adversely affects Medical Center's licensure reimbursement or certification or accreditation in connection with the management and operation of the Outpatient Program.

        3.15 Cause patients to be admitted to the Outpatient Program (including but not limited to Medicare and Medi-Cal patients) only if the admission is ordered by a physician who is a member in good standing of the Medical Center Medical Staff with admitting privileges, and strictly in compliance with Medical Center's admission policies and procedures (as described above).

4.      Representation and Warranties of Manager.

                Manager hereby represents and warrants to Medical Center as follows, which representations and warranties shall be true, accurate and complete on the date of this Agreement (as defined herein) and at all other times during the term hereof:

        4.1 Manager is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with the power and authority to carry on the business in which it is engaged and to perform its obligations under this Agreement.

        4.2 The execution of this Agreement and the performance of the obligations of the Manager hereunder will not result in any breach of any of the terms, conditions or provisions of any agreement or other instrument to which the Manager is a party or by which it may be bound or affected, or contravene any governmental license, franchise, permit or other authorization possessed by either party, nor will such execution and performance violate any federal, state or local law, rule or regulation. This Agreement is a legal and binding obligation of Manager, and all corporate actions and approvals have been taken and obtained in order for Manager to enter into this Agreement. No approval, authorization or other action by, or filing with, any governmental authority or any other third party is required in connection with either party performing its duties and obligations hereunder.

        4.3 There is no litigation, administrative proceedings or investigation pending or threatened against Manager (nor is it subject to any judgement, order, decree or regulations of any court or other governmental administrative agency) pending or affect Manager which would materially adversely affect the performance of Manager's obligations hereunder. Without limiting the foregoing, Manager represents and warrants that it has strictly complied, is currently in compliance and shall strictly comply with any and all statutes, rules, regulations, decisions and guidelines applicable to the operation, management, reimbursement and/or payment of services provided by Outpatient psychiatry programs which Manager is, has or shall be operating and/or managing, under the Medicare and Medi-Cal Programs and any other public or private third party reimbursement or payment program, and that Manager is not, has not been and shall not be under investigation, audit or challenge by any federal or state agency or authority in connection with any of its operations, policies or procedures.

        4.4 Any and all personnel and professionals provided by Manager to the Outpatient Program shall be duly licensed and qualified, as applicable, and shall fulfill each of their terms, duties, obligations covenants, representations, warranties, responsibilities and indemnities applicable to them hereunder at all times while performing services for the Program.

5.      Compensation.

        5.1 Compensation payable to Manager by Medical Center shall be on a fixed fee basis and shall be the sum of Twenty Eight Thousand Three Hundred Thirty Three Dollars ($28,333) per month for each month of service provided hereunder. On or before the fifth (5th) day of each calendar month Manager will forward to Medical Center an invoice from the previous month for the fees due and payable by Medical Center under this Section 5. Medical Center shall have ten (10) days following receipt of any such invoice to dispute Manager's days of service or claim for reimbursement in writing, which shall set forth the reasons for such dispute. If Medical Center does not dispute an invoice, the payment of the Management Fee is expressly conditioned upon Manager: (1) preparing and submitting to Medical Center on a periodic basis, as determined by Medical Center, complete and accurate time records on such forms specified by Medical Center, and complying with all requirements and supplying all documents necessary to otherwise substantiate claims by Medical Center to third party payors for services of Manager, Medical Director, Outpatient Program Director and Manager's other personnel; and (2) otherwise at all times being in compliance with the terms and conditions of this Agreement. Except as otherwise provided herein, a failure by Medical Center to pay the submitted invoice by the thirtieth (30th) day following receipt of the invoice shall be a material breach of this Agreement by Medical Center, which shall give Manager the right to terminate this Agreement for cause, unless such failure is due to Manager's default under this or any other provision of this Agreement. Any such termination of this Agreement by Manager shall not affect Medical Center's obligation to pay undisputed amounts due Manager under this Agreement, less any applicable credits, withholds or deductions. Should this Agreement terminate for any reason as provided for under this Agreement prior to the end of a calendar month, Manager shall be paid a pro-rata amount for services rendered prior to the termination as payment in full for services provided under this Agreement.

        5.2 Medical Center or its duly authorized agents shall have the exclusive and sole right to bill and collect all charges for services rendered by Manager to patients in the Outpatient Program. All amounts collected by Medical Center or its duly authorized agents pursuant to such invoices shall belong to Medical Center, and Manager shall have no right or interest in the same; provided however, this in no way restricts the Medical Director or other members of the Medical Center Medical Staff from billing and collecting fees for professional services rendered to patients in the Outpatient Program.

        5.3 Both parties agree to evaluate the impact which HMO, Managed Care, PPO, and other group business opportunities may have on Outpatient Program operations, and to work collaboratively in the strategic planning and marketing processes.

        5.4 If Medical Center is denied reimbursement for ten percent (10%) or more of the patient days billed under the Outpatient Program, compensation payable to Manager under Section 5.1 shall be decreased at the rate of One Hundred Dollars ($100.) per day denied in excess of that ten percent (10%). A denied day is defined as reimbursement that is denied by any third party payor, including MediCal, which denial has been appealed through the appropriate appeals process in accordance with Medical Center's regular billing and collection standards and practices.

                5.4.1 The percentage of denied days shall be determined as follows:

                        5.4.1.1 The number of outpatient days billed under the Outpatient Program shall be identified for each six (6) month period of services ("billing period") provided hereunder. At the end of that billing period, the percentage of denied days for that billing period shall equal the sum of the number of denied days for that billing period divided by the total number of patient days billed.

6.      Confidential Information.

        6.1 For purposes of this Agreement, the term "Confidential Information" shall include the following: (1) all documents and other materials including but not limited to the Proposal, memoranda, manuals, handbooks, pamphlets, production books and audio or visual recordings, which contain written information relating to the Outpatient Program (excluding written materials distributed to patients in the Outpatient Program or as promotion for the Outpatient Program), (2) all methods, techniques and procedures utilized in providing psychiatric treatment services to patients in the Outpatient Program at the Medical Center not readily available through sources in the public domain; and (3) all trademarks, tradenames and service marks of Manager.

        6.2 Medical Center agrees and acknowledges that Confidential Information is disclosed to it in confidence with the understanding that it constitutes valuable business information developed by Manager at great expenditure of time, effort and money. Medical Center agrees it shall not, without the express prior written consent of Manager, use Confidential Information for any purpose other than the performance of this Agreement. Medical Center further agrees to keep strictly confidential and hold in trust all Confidential Information and not disclose or reveal such information to any third party without the express prior written consent of Manager. It is expressly understood that Medical Center will continue to disclose patient information to insurers and governmental agencies as mandated.

        6.3 Medical Center acknowledges that the disclosure of Confidential Information to it by Manager is done in reliance upon the Medical Center's representation and covenants in this Agreement. Upon termination of this Agreement by either party for any reason whatsoever, Medical Center shall forthwith return all material constituting or containing Confidential Information and Medical Center will not thereafter use, appropriate, or reproduce such information or disclose such information to any third party, except as mandated by law.

        6.4 Non-Disclosure. Manager acknowledges that during the term of this Agreement she may be given access to certain proprietary information and trade secrets of Medical Center ("Trade Secrets"). The Trade Secrets will include information relative to Medical Center and may also include information encompassed in business plans, proposals, marketing and development plans, financial information, costs and other concepts, ideas or know-how related to the business or developments of CHWSC which have not been publicly released by Medical Center or its duly authorized representatives. Manager shall preserve and maintain as confidential all Trade Secrets that have been or may be obtained by her in the courses of her performance of services under this Agreement. Manager also shall not, without the prior written consent of Medical Center, use for her own benefit or purposes, or disclosure to others, either during the term of this Agreement hereunder or thereafter, any Trade Secret. All Trade Secrets shall constitute "trade secrets" under the Uniform Trade Secrets Act contained in California Civil Code Sections 3426 et seq., and Medical Center shall be entitled to all protection and be afforded all remedies available under such Act.

7.      Recruitment of Employees and Independent Contractors.

        7.1 Medical Center acknowledges that Manager has and will continue to expend substantial time, effort, and money training its employees and independent contractors in the operation of the Program. The employees and independent contractors of manager who will operate the program at the Medical Center will have access to and possess Confidential Information of Manager. Medical Center acknowledges that to employ or contract with former employees or independent contractors of Manager would likely result in the use of Manager's Confidential Information in violation of Section 6 hereof. Medical Center, therefore, agrees that during the term of this Agreement and for one (1) year thereafter, it will not, and it will cause Medical Center, not to employ, solicit the employment of, or in any way retain the services of any employee, former employee, or independent contractor of Manager if such individual has been employed or retained by Manager and has provided services under this Agreement as Medical Center at any time during the immediate preceding one (1) year unless Manager gives Medical Center prior written consent thereto.

        7.2 Manager agrees that during the same respective period of time, it will not employ or solicit the employment of or in any way retain the services of any employee, former employee, or contracted personnel or former agent of Medical Center without Medical Center's prior written consent thereto.

8.      Service Mark License.

                Medical Center acknowledges that "OptimumCare" and "OptimumCare Unit" are registered service marks belonging exclusively to OptimumCare, and that during the term of this Agreement only, Medical Center is licensed to utilize these service marks in the marketing of professional services for the treatment of adult psychiatric patients in the Program. Medical Center's use of these service marks shall inure to the benefit of OptimumCare, and shall not give Medical Center any right or title therein, and any common law service marks rights acquired as a consequence of Medical Center's use thereof are hereby assigned exclusively to OptimumCare. At the termination of this Agreement, Medical Center shall immediately terminate the use of these service marks unless a separate written service mark license agreement, specifically authorizing continued use of such service marks, is entered into by the parties hereto at that time. Medical Center will not cause any documents to be printed bearing such service marks without an accompanying mark indicating that such service marks are registered service marks. Manager likewise agrees that all publication and information pieces developed or utilized for any purpose involving the Medical Center must first have specific authorization of the Medical Center.

9.      Compliance with Regulations.

                Manager will conduct its activities and operations in strict compliance with all rules and regulations of the Medical Center, its medical staff and applicable state and other government authorities and agencies. Manager's employees and representatives shall comply with and observe such rules and regulations.

10.     Jeopardy.

                Notwithstanding anything to the contrary hereinabove contained, in the event the performance by either party hereto of any term, covenant, condition or provision of this Agreement should jeopardize the licensure of Medical Center, its participation in, or its certification or reimbursement from, Medicare, Medi-Cal, Blue Cross or any other reimbursement or payment program, or its full accreditation by JCAHO or any other state or nationally recognized accreditation, organization, or if for any reason said performance should be in violation or be deemed unethical by any recognized body, agency or association in the Medical or hospital fields, Medical Center may at its option terminate this Agreement forthwith.

11.     Miscellaneous.

                Compulsory Arbitration: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association, and judgement on the award rendered may be entered in any court having jurisdiction. However, this shall not apply with respect to any claim for indemnity for bodily injury or death.

12.     Attorney Fees.

                If any legal action (including arbitration) is necessary to enforce the term of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs awarded against the other party in addition to any other relief to which that party may be entitled.

13.     Governing Law.

                The validity of this Agreement, the interpretation of the rights and duties of the parties hereunder and the construction of the terms hereof shall be governed in accordance with the internal laws of the State of California.

14.     Federal Government Access.

                Until the expiration of four (4) years after the furnishing of services pursuant to this Agreement, Manager shall make available, upon request to the Secretary of Health and Human Services, or upon request to the Controller General, or any of their duly authorized representatives, this Agreement, books, documents and records of Manager that are necessary to certify the nature and extent of the cost claimed to Medicare with respect to the services provided under this Agreement.

15.     Notice.

                All notices hereunder shall be in writing, delivered personally or by Certified or Registered postal mails, postage prepaid, return receipt requested, and shall be deemed given when delivered personally or when deposited in the United States mail, addressed as below with proper postage affixed, but each may change his address by written notice in accordance with this Paragraph.

Medical Center's Address:      St. Francis Medical Center
                               3630 East Imperial Highway
                               Lynwood, CA 90262
                               Attention:  Administrator

Copy to:                       CHW Southern California
                               790 E. Colorado Blvd., Suite 600
                               Pasadena, CA 91101
                               Attention:  Corporate Counsel

Manager's Address:             OptimumCare Corporation
                               428 Culver Blvd.
                               Playa Del Rey, CA 90293

16.     Severability.

                If for any reason any clause or provision of this Agreement, or the application of any such clause or provision in a particular context or to a particular situation, circumstance or person, should be held unenforceable, invalid or in violation of law by any court or other tribunal, then the application of such clause or provision in contexts or to situations, circumstances or persons other than that in or to which it is held unenforceable, invalid or in violation of law shall not be affected thereby, and the remaining clauses and provisions hereof shall nevertheless remain in full force and effect.

17.     Captions.

                Any captions to or headings of the Articles, Paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties, and shall not be interpreted to affect the validity of this Agreement or to limit or affect any rights, obligations, or responsibilities of the parties arising hereunder.

18.     Counterparts.

                This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

19.     Entire Agreement; Amendment.

                This Agreement constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior written and oral agreements concerning the subject matter contained herein. Unless otherwise provided herein, this Agreement may be modified, amended or waived only by a written instrument executed by all of the parties hereto.

20.     Force Majeure.

                Neither party shall be liable nor deemed to breach this Agreement for any delay or failure in performance or other interruption of service resulting, directly or indirectly, from Acts of God, civil or military authority, acts of the public enemy, riots or civil disobedience, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, machinery or supplies, vandalism, strikes or other work interruptions by the employees of any party, or any other cause beyond the reasonable control of the party affected thereby. However, each party shall utilize its best good faith efforts to perform under this Agreement in the event of any such occurrence or circumstance.

21.     Gender and Number.

                Whenever the context hereof requires, the gender of all terms shall include the masculine, feminine, and neuter, and the number shall include the singular and plural.

22.     Ambiguities.

                The general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any provision of this Agreement is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to such ambiguous provision.

23.     Waiver.

                No failure or delay by a party to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement, or to exercise any right, power or remedy hereunder or under law or consequent upon a breach hereof or thereof shall constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy or of any such breach or preclude such party from exercising any such right, power or remedy at any later time or times.

24.     Indemnification.

                Manager and Medical Center shall each indemnify, defend and hold the other harmless against all claims and liabilities (including reasonable attorney's fees and costs of suit) that may arise as a result of the negligent, intentional or wrongful acts or omissions of the indemnifying party.

25.     Independent Contractors.

        25.1 In the performance of Manager's duties and obligations arising under this Agreement, Manager is at all times acting and performing as an independent contractor. Nothing in this Agreement is intended nor shall be construed to create between Manager and Medical Center, with respect to their relationship under this Agreement, either an employer/employee, joint venture, partnership, or landlord/tenant (lease) relationship. In the event that a determination is made for any reason that an independent contractor relationship does not exist between Manager and Medical Center, Medical Center may terminate this Agreement immediately upon written notice to Manager.

        25.2 Manager shall reimburse Medical Center for the employee portion of all employee-related taxes, charges or levies which may be collected from Medical Center in the event that Manager is determined to be an employee of Medical Center and not an independent contractor.

                              SIGNATURE PAGE TO THE

            OUTPATIENT PSYCHIATRIC UNIT MANAGEMENT SERVICES AGREEMENT


        IN WITNESS WHEREOF, this Agreement has been executed on ________, 1998, at LYNWOOD, California.


Manager                                Medical Center

OPTIMUMCARE CORPORATION                CHW SOUTHERN CALIFORNIA
                                       doing business as
                                       ST. FRANCIS MEDICAL CENTER



By: /s/ EDWARD A. JOHNSON              By:
    -------------------------------        --------------------------------
      Edward A. Johnson                      Print Name and Title
      Chairman of the Board


By: /s/ MULU G. MICHAEL
    -------------------------------
      Mulu G. Michael
      President & Chief Operating Officer

                               SUPPORT ACTIVITIES


OptimumCare Corporation Responsibilities:

Patient Handbooks

Brochure

Reprints of Selected Articles

Printing of Business Cards for OptimumCare Program Team

Printing of Personalized OptimumCare Program Stationery, is desired

Public Service Announcement Campaign - Including Materials Prepared
                  for Television/Radio/Print

Public Relations Campaigns

Typing of Press Releases

Typing of Radio and Television Spots of Medical Center Stationery,
                  Addressing and Mailing of Invitations, Announcements and General Program Correspondence

Marketing Expertise


Medical Center Responsibilities:

Typing of Public Relations and Referral Letters

Providing Telephone System for the OptimumCare Program